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                                                                    EXHIBIT 23.1




                               AUDITORS' CONSENT


The Board of Directors
Collective Bancorp:

We consent to the incorporation by reference in Registration Statement No. 2-78500 on Form S-8, Registration Statement No. 33-13930 on Form S-8, Registration Statement No. 33-36209 on Form S-8, Registration Statement No. 33-38172 on Form S-8, Registration Statement No. 33-53870 on Form S-3, Registration Statement No. 33-58152 on Form S-3, Registration Statement No. 33-62972 on Form S-8, Registration Statement No. 33-54667 on Form S-8, Registration Statement Registration No. 33-61353 on Form S-8, Registration Statement No. 333-02625, Registration Statement No. 333-24159 on Form S-8, and Registration Statement No. 333-29019 and 333-29019-01 on Form S-4 of Summit Bancorp, Inc. of our report dated July 31, 1996 with respect to the consolidated financial statements of Collective Bancorp, Inc. and subsidiary as of June 30, 1996 and for the year then ended, which report appears in the Current Report on Form 8-K of Summit Bancorp dated July 28, 1997.


/s/ KPMG Peat Marwick LLP

Short Hills, New Jersey
July 28, 1997